SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 25, 1998



                          TOLL BROTHERS, INC.
      (Exact name of Registrant as specified in its charter)


            Delaware                        1-9186             23-2416878
     (State or other juris-              (Commission         (IRS Employer
     diction of incorporation)             File No.)       Identification No.)


           3103 Philmont Avenue
        Huntingdon Valley, Pennsylvania                     19006
     (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including  area code:  (215) 938-8000


  (Former name or former address, if changed since last report)
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     11 Computation of Earnings per Share for the five years ending October 31, 1998.






                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             TOLL BROTHERS, INC.
                             (Registrant)


Date: February 25, 1998       By:    /s/ Joseph R. Sicree
                              Name:  Joseph R. Sicree
                              Title: Vice President






                         EXHIBIT INDEX


Exhibit             Description

11        Computation of Earnings per share for the five years ending October
          31, 1998.*

*Filed electronically herewith.

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

EXHIBIT 11                    EARNINGS PER SHARE


                                       1997   1996      1995     1994   1993
NET INCOME PER INCOME STATEMENT       65,075 53,744    49,932    36,177   28,058

ADD: INTEREST ON CONVERTIBLE DEBT      1,512  1,543     1,585     1,285

NET INCOME - FULLY DILUTED & DILUTED  66,587 55,287    51,517    37,462   28,058



SHARE BASE
     WTD AVER SHARES O/S              34,127 33,868   33,510     33,398   33,231
     COMMON STOCK EQUIV.                 791    624      399        228      236
     CONV. DEBT                        2,345  2,389    2,451      2,029

     DILUTED SHARES                   37,263 36,881   36,360     35,655   33,467


EARNINGS PER SHARE
     BASIC                              1.91   1.59     1.49       1.08    0.84
     DILUTED                            1.79   1.50     1.42       1.05    0.84

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